Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Sean B. O’Connor

Vice President, Finance and Chief Financial Officer

LeCroy Corporation

Tel: 845-425-2000

LeCroy Expects to Exceed Second-Quarter Fiscal 2011 Guidance with Record Revenues and Non-GAAP Operating Income

Strong Oscilloscope Orders Drives 45% Year-over-Year Growth in Revenues

Company Announces Amended Bank Agreement

LeCroy to Present at Needham Growth Stock Conference at 10:00 a.m. ET Today;

Presentation to be Webcast Live at www.LeCroy.com

CHESTNUT RIDGE, NY, JANUARY 12, 2011 — LeCroy Corporation (NASDAQ: LCRY), a leading supplier of oscilloscopes, protocol analyzers and serial data test solutions, today announced preliminary financial results for its fiscal second quarter ending January 1, 2011 in advance of its presentation at the Needham Growth Stock Conference.

For the second quarter of fiscal 2011, LeCroy expects to report a 45% year-over-year increase in revenues to approximately $45 million. This compares with $31 million in the second quarter of 2010 and with second-quarter fiscal 2011 guidance of between $42 million to $43 million. Non-GAAP operating margin for the second quarter of fiscal 2011 is expected to be approximately 15%, compared with 7.5% in the second quarter of fiscal 2010 and with second-quarter fiscal 2011 guidance of approximately 14%. Cash from operations for the second quarter is expected to be approximately $4.7 million, net debt approximately $21 million and non-GAAP net income per diluted common share of approximately 27 cents.

“LeCroy’s positive momentum continued into the fiscal second quarter, and we expect to report record high quarterly revenues and non-GAAP operating income,” said President and Chief Executive Officer Tom Reslewic. “Our comprehensive round of technology-leading product introductions continues to be exceptionally well received by customers. In addition, ongoing growth at the high end was supplemented by strengthening demand for our mid-range scopes.”

“Looking ahead to the third-quarter of fiscal 2011, we expect strong orders and sales to continue,” said Reslewic. “Although the March quarter is seasonally softer than the December quarter, we anticipate orders and sales to be roughly equivalent to the current quarter, at around $45 million. We will update our full-year fiscal 2011 expectations at our earnings call at the end of the month.”

The Company also signed an agreement with its lending partners, M&T Bank, RBS Citizens Bank and Capital One, to amend its $50 million revolving line of credit, which also contains an additional $10 million “accordion” provision. The amended credit agreement offers the Company improved credit terms, including lowering the interest rates and fees payable under the agreement; eliminating certain financial covenants; easing restrictive covenants that limited the Company’s ability to make investments, acquisitions and stock repurchases.

“We are delighted to continue our strong relationship with M&T, Capital One and Citizens Bank,” said Reslewic. “The amended credit facility reflects LeCroy’s strengthened financial condition due to the improvements that we have implemented during the past several years. Establishing improved financing arrangements is another milestone that will give us the long-term financial flexibility to further expand our operations, retire the remaining outstanding convertible bonds, and better serve our customers.”

The preliminary financial information presented herein reflects LeCroy’s most current understanding of its financial results. A detailed GAAP to non-GAAP reconciliation will be provided in the Company’s second-quarter financial results press release scheduled for the week of January 24, 2011.

About LeCroy Corporation

LeCroy Corporation is a worldwide leader in serial data test solutions, creating advanced instruments that drive product innovation by quickly measuring, analyzing and verifying complex electronic signals. The Company offers high-performance oscilloscopes, serial data analyzers and global communications protocol test solutions used by design engineers in the computer, semiconductor and consumer electronics, data storage, automotive and industrial, and military and aerospace markets. LeCroy’s 45-year heritage of technical innovation is the foundation for its recognized leadership in “WaveShape Analysis”—capturing, viewing and measuring the high-speed signals that drive today’s information and communications technologies. LeCroy is headquartered in Chestnut Ridge, New York. Company information is available at http://www.lecroy.com.

Safe Harbor

This preliminary financial information is subject to change and is based on management’s estimates derived from the information available at this time. In addition, the financial information provided has not yet been reviewed by the Company’s independent registered public accounting firm and is subject to that review and may change before filing on Form 10-Q. This release contains forward-looking statements, including those pertaining to expectations regarding LeCroy’s preliminary second-quarter fiscal 2011 financial results. There can be no assurance that actual results will not materially differ from expectations.

Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties including, without limitation, adverse changes in general economic or political conditions in any of the major countries in which LeCroy does business; volume and timing of orders received; changes in the mix of products sold; competitive pricing pressure; the availability and timing of funding for the Company’s current products; delays in development or shipment of LeCroy’s new products or existing products; introduction of new products by existing and new competitors; failure to successfully manage transitions to new markets; failure to anticipate and develop new products and services in response to changes in demand; failure to obtain and maintain cost reductions; difficulty in predicting revenue from new products; disputes and litigation; inability to protect LeCroy’s intellectual property from third-party infringers; failure to manage LeCroy’s sales and distribution channels effectively; disruption of LeCroy’s business due to catastrophic events; risks associated with international operations; fluctuations in foreign currency exchange rates; changes in, or interpretations of, accounting principles; inventory write-down; impairment of long-lived assets; valuation of deferred tax assets; unanticipated changes in, or interpretations of, tax rules and regulations; LeCroy’s inability to attract and retain key personnel; LeCroy’s inability to purchase its convertible debt; and interruptions or terminations in LeCroy’s relationships with turnkey assemblers.

For further discussion of these and other risks and uncertainties, individuals should refer to LeCroy’s SEC filings, which are available at the Company’s website www.lecroy.com. LeCroy undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

Certain disclosures in this press release include “non-GAAP financial measures.” A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the Consolidated Balance Sheets, Consolidated Statements of Operations or Cash Flows of the company.

The non-GAAP results are a supplement to the financial statements based on generally accepted accounting principles (“GAAP”). The Company believes this presentation provides investors and LeCroy management with additional insight into its underlying results because of the materiality of certain primarily non-cash charges. The Company excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

Non-GAAP operating margin is computed as non-GAAP operating income as a percentage of total revenues. Non-GAAP operating income is defined as operating income reported under GAAP excluding primarily share-based compensation costs and business realignment charges. Non-GAAP operating margin and non-GAAP operating income are not substitutes for the comparable GAAP measures. Net Debt is defined as bank and convertible debt less cash and cash equivalents.

We define non-GAAP net income per diluted common share as non-GAAP net income divided by the weighted average number of shares outstanding plus the dilutive effect of stock options, restricted stock and the convertible notes, calculated consistent with GAAP, as applicable. Non-GAAP net income per diluted common share is not a substitute for GAAP net income per diluted common share.

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